Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Mountain Lake Acquisition Corp. II

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	(1)	457(a)	6,003,000	$10.00	$60,030,000.00	0.0001381	$8,290.15
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	6,003,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units, each whole warrant to acquire one Class A ordinary share	(3)	Other	3,001,500	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary Shares underlying the Warrants included as part of the Units	(4)	Other	3,001,500	$11.50	$34,517,250.00	0.0001381	$4,766.84

Total Offering Amounts:							$94,547,250.00		13,056.99
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$13,056.99

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-291833).

The Registrant previously registered securities having a proposed maximum aggregate offering price of $472,736,250.00 on its Registration Statement on Form S-1, as amended (File No. 333-291833), which was declared effective by the Securities and Exchange Commission on January 26, 2026. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $94,547,250 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

(2)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.